AMENDMENT TO FUND PARTICIPATION AGREEMENT
                                (SERVICE SHARES)


     This Amendment to the Fund Participation Agreement ("Agreement") dated February 1, 2001, as amended, among Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), Janus Distributors LLC, a Delaware limited liability company (the "Distributor"), and Jefferson National Life Insurance Company (successor-in-interest to Conseco Variable Insurance Company), a Texas life insurance company (the "Company"), is effective as of _________________________.


                                    AMENDMENT

         For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

         1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

         2. All other terms of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.



JEFFERSON NATIONAL LIFE                              JANUS DISTRIBUTORS LLC
INSURANCE COMPANY


By:  __________________________                     By:  _______________________
Name:                                                    Bonnie M. Howe
Title:                                                   Vice President


JANUS ASPEN SERIES


By:  ___________________________
     Bonnie M. Howe
     Vice President


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                                   SCHEDULE A
                                   ----------
                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
                   ------------------------------------------



     NAME OF SEPARATE ACCOUNT               CONTRACTS FUNDED BY SEPARATE ACCOUNT
    ------------------------                ------------------------------------

Jefferson National Life Account L                      CVIC-1001

Jefferson National Life Annuity Account G              22-4056; JNL-2300

Jefferson National Life Annuity Account I              CVIC-2004
                                                       CVIC-2005